EX-99.23p(26)

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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                               JANUS ETHICS RULES


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             "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                         CONFIDENCE WITH EVERY ACTION"

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                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY

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                              REVISED JUNE 9, 2003

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


                                TABLE OF CONTENTS

DEFINITIONS.......................................................................................................1
-----------
INTRODUCTION......................................................................................................4
------------
PERSONAL TRADING CODE OF ETHICS...................................................................................4
-------------------------------
         OVERVIEW.................................................................................................4
         --------
         GUIDING PRINCIPLES.......................................................................................5
         ------------------
         CAUTION REGARDING PERSONAL TRADING ACTIVITIES............................................................5
         ---------------------------------------------
         COMMUNICATIONS WITH TRUSTEES.............................................................................5
         ----------------------------
         GENERAL PROHIBITIONS.....................................................................................5
         --------------------
         TRADING RESTRICTIONS.....................................................................................6
         --------------------
                  EXCESSIVE TRADING ACTIVITY......................................................................7
                  --------------------------
                  EXCLUDED TRANSACTIONS...........................................................................7
                  ---------------------
                  DISCLOSURE OF CONFLICTS.........................................................................8
                  -----------------------
         TRANSACTIONS IN COMPANY SECURITIES.......................................................................9
         ----------------------------------
                  WINDOW PERIODS FOR COMPANY SECURITY TRADES......................................................9
                  ------------------------------------------
                  PRECLEARANCE PROCEDURES FOR COMPANY SECURITIES..................................................9
                  ----------------------------------------------
                  REPORTING REQUIREMENTS..........................................................................9
                  ----------------------
                  SECTION 16 FILING REQUIREMENTS.................................................................10
                  ------------------------------
                  GENERAL REQUIREMENTS...........................................................................10
                  --------------------
                  SPECIFIC FILING REQUIREMENTS FOR TRANSACTIONS UNDER JANUS BENEFIT PLANS........................10
                  -----------------------------------------------------------------------
                  SECTION 13 FILING REQUIREMENTS.................................................................10
                  ------------------------------
                  RULE 144 FILING AND OTHER REQUIREMENTS.........................................................11
                  --------------------------------------
                  SHORT-SWING PROFIT LIABILITY...................................................................11
                  ----------------------------
         TRADING BAN ON PORTFOLIO MANAGERS.......................................................................11
         ---------------------------------
         BAN ON IPOs.............................................................................................11
         -----------
         PRECLEARANCE PROCEDURES.................................................................................12
         -----------------------
                  PRECLEARANCE PROCESS FOR JNS ACCESS PERSONS....................................................12
                  -------------------------------------------
                  PRECLEARANCE PROCESS FOR BAY ISLE ACCESS PERSONS...............................................13
                  ------------------------------------------------
                  PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS.................................................13
                  ----------------------------------------------
                  PRECLEARANCE OF STOCK PURCHASE PLANS...........................................................14
                  ------------------------------------
                  FOUR DAY EFFECTIVE PERIOD......................................................................14
                  -------------------------
                  SIXTY DAY RULE.................................................................................14
                  --------------
                  BLACKOUT PERIO.................................................................................14
                  --------------
                  FIVE DAY RULE..................................................................................15
                  -------------
                  THIRTY DAY RULE................................................................................15
                  ---------------
                  SEVEN DAY RULE.................................................................................15
                  --------------
                  SHORT SALES....................................................................................15
                  -----------
                  HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS...........................................15
                  ----------------------------------------------------
         REPORTING REQUIREMENTS..................................................................................16
         ----------------------
                  ACCOUNT STATEMENTS.............................................................................16
                  ------------------
                  HOLDINGS REPORTS...............................................................................16
                  ----------------
                  PERSONAL SECURITIES TRANSACTION REPORTS........................................................16
                  ---------------------------------------
                  NON-INFLUENCE AND NON-CONTROL ACCOUNTS.........................................................17
                  --------------------------------------
         OTHER REQUIRED FORMS....................................................................................17
         --------------------
                  ACKNOWLEDGMENT OF RECEIPT FORM.................................................................17
                  ------------------------------
                  ANNUAL CERTIFICATION FORM......................................................................18
                  -------------------------
                  TRUSTEE AND ADVISORY BOARD MEMBER REPRESENTATION FORM..........................................18
                  -----------------------------------------------------
GIFT POLICY......................................................................................................18
-----------
         GIFT GIVING.............................................................................................18
         -----------
         GIFT RECEIVING..........................................................................................18
         --------------
         CUSTOMARY BUSINESS AMENITIES............................................................................19
         ----------------------------
OUTSIDE EMPLOYMENT POLICY........................................................................................19
-------------------------
PENALTY GUIDELINES...............................................................................................19
------------------
         OVERVIEW................................................................................................19
         --------
         PENALTY GUIDELINES......................................................................................20
         ------------------
SUPERVISORY AND COMPLIANCE PROCEDURES............................................................................20
-------------------------------------
         SUPERVISORY PROCEDURES..................................................................................20
         ----------------------
         PREVENTION OF VIOLATIONS................................................................................20
         ------------------------
                  DETECTION OF VIOLATIONS........................................................................21
                  -----------------------
         COMPLIANCE PROCEDURES...................................................................................21
         ---------------------
                  REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS..................................................21
                  ---------------------------------------------
                  ANNUAL REPORTS.................................................................................21
                  --------------
         RECORDS.................................................................................................22
         -------
                  INSPECTION.....................................................................................22
                  ----------
                  CONFIDENTIALITY................................................................................22
                  ---------------
                  FILING OF REPORTS..............................................................................22
                  -----------------
         THE ETHICS COMMITTEE....................................................................................23
         --------------------
                  MEMBERSHIP OF THE COMMITTEE....................................................................23
                  ---------------------------
                  COMMITTEE MEETINGS.............................................................................23
                  ------------------
                  SPECIAL DISCRETION.............................................................................23
                  ------------------
GENERAL INFORMATION ABOUT THE ETHICS RULES.......................................................................24
------------------------------------------
         DESIGNEES...............................................................................................24
         ---------
         DESIGNEES...............................................................................................24
         ---------
         ENFORCEMENT.............................................................................................24
         -----------
         INTERNAL USE............................................................................................24
         ------------

                               JANUS ETHICS RULES
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                                   DEFINITIONS
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The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.   "Access Person" shall mean:

     1) Any Trustee, Director, Officer or Advisory Person of the Janus Funds or Janus;

     2) Any Director or Officer of the Janus Funds' principal underwriter, Janus Distributors LLC ("JD"), who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for the Janus Funds or for the advisory Clients or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Janus Funds or advisory Clients regarding the purchase or sale of securities; and

     3) Any other persons designated by the Ethics Committee as having access to current trading information.

2. "Advisory Board Member" shall mean any person who serves on the Advisory Board to the Trustees of Janus Investment Fund, Janus Adviser Series and Janus Aspen Series.

3.   "Advisory Person" shall mean:

     1) Any employee of the Janus Funds or Janus who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Janus Funds or for the account of advisory Clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

     2) Any natural person in a control relationship to the Janus Funds or Janus who obtains information concerning recommendations made to the Janus Funds or for the account of Clients with regard to the purchase or sale of securities.

4. "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular functions or duties, assists a Portfolio Manager with the management of a Janus Fund or advisory Client. Assistant Portfolio Managers do not execute any independent investment decisions nor do they have final responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client.

5. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

6. "Client(s)" shall mean the Janus Funds, investment companies for which Janus serves as subadviser, and other advisory Clients.

7.   "Company  Security" is any security or option issued by Janus Capital Group
     Inc.

8. "Control" shall have the same meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act").

9. "Covered Persons" are all Directors, Trustees, Officers, and full-time, part-time or temporary employees of Janus, Enhanced Investment Technologies LLC (INTECH), Bay Isle Financial LLC and persons working for Janus on a contract basis.

10. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving securities or index thereof, including an instrument whose value is derived or based on any of the above ("derivative"). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

     o shares of registered open-end investment companies (e.g., mutual funds);

     o    shares of offshore open-end mutual funds;

     o direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;

     o    high-quality  money  market  instruments,   such  as  certificates  of
          deposit, bankers acceptances, repurchase agreements, commercial paper, and U.S. government agency obligations;

     o    insurance contracts, including life insurance or annuity contracts;

     o direct investments in real estate, business franchises or similar ventures;

     o Janus sponsored structured products such as collateralized debt obligations or similar ventures; and

     o physical commodities (including foreign currencies) or any derivatives thereof.

11. "Designated Compliance Representatives" are David Kowalski and Ernie Overholt or their designee(s).

12. "Designated Legal Representatives" are Bonnie Howe and Heidi Walter or their designee(s).

13.  "Director of Research" is Jim Goff.

14.  "Directors" are directors of Janus.

15. "Ethics Committee" is comprised of Thomas Early, Loren Starr, David Kowalski, and Ernie Overholt.

16.  "Initial  Public   Offering"   ("IPO")  means  an  offering  of  securities
     registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

17. "Independent Trustees" are Outside Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(19) of the 1940 Act.

18. "Inside Trustees and Directors" are Trustees and Directors who are also employed by Janus.

19. "Interested Trustees" are Trustees who, due to special circumstances, are treated by Janus as "interested persons" of the Janus Funds.

20. "Investment Personnel" shall mean a person who makes or participates in making decisions regarding the purchase or sale of securities by or on behalf of any Client and any person such as an analyst or trader who directly assists in the process. Such employees shall include, but are not limited to, Portfolio Managers, Assistant Portfolio Managers, research analysts, traders and trade operation personnel. All Investment Personnel are also deemed Access Persons.

21. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Capital Management LLC, Janus Institutional Services LLC, Janus Services LLC, Janus Distributors LLC, Janus Capital International LLC, Janus Holding Corporation, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Selection, Janus World Principal Protected Funds, Janus World Funds Plc, Enhanced Investment Technologies LLC (INTECH) and Bay Isle Financial LLC ("Bay Isle").

22. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Global Funds SPC, Janus Selection, Janus World Principal Protected Funds, and Janus World Funds Plc.

23.  "NASD" is the National Association of Securities Dealers, Inc.

24. "Non-Access Person" is any person that is not an Access Person. If a Non-Access Person is a spouse or an equivalent domestic partner of an Access Person, then the Non-Access Person is deemed to be an Access Person.

25. "Portfolio Manager" means any person who, in connection with his or her regular functions or duties, has final responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client.

26.  "Registered Persons" are persons registered with the NASD by JD.

27.  "Restricted Personnel" shall mean:

     1)   Any Director or Officer of Janus Capital Group, Inc ("JNS");

     2) Any employee who in the ordinary course of his or her business as having access either directly or indirectly to material non-public information regarding JNS (such as certain specified members of the JNS internal audit, finance and legal staffs); and

     3) Any other persons determined by the Ethics Committee as potentially having access to material non-public information regarding JNS.

28. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by any Client; or (ii) is being or has been considered by any Client for purchase.

29.  "SEC" is Securities and Exchange Commission.

30. "Trustees" are trustees of Janus Investment Fund, Janus Adviser Series, Janus Adviser and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

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                                  INTRODUCTION
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     These Ethics Rules  ("Rules") apply to all Covered Persons and require that
Janus' business be conducted in accordance with the highest ethical and legal standards, and in such a manner as to avoid any actual or perceived conflict of interest.

     The Rules are intended to ensure that you (i) observe applicable legal and ethical standards in the performance of your duties and in pursuit of Janus' goals and objectives; (ii) at all times place the interests of Janus' Clients first; (iii) conduct all personal trading consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (iv) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters such as outside employment and the giving or receiving of gifts.

     You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you will be required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules; (ii) you agree to conduct yourself in accordance with the Rules; and
(iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

     Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

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                         PERSONAL TRADING CODE OF ETHICS
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                                    OVERVIEW

     In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company if such personal transactions are made in contravention of rules which the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Personal Trading Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

     The Code applies to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partnership, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.


                               GUIDING PRINCIPLES

     Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the 1940 Act and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect Janus funds/Clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus funds/Clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

     Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if Janus becomes aware of material non-public information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. Janus will not bear any losses in personal accounts resulting from the application of these Rules.

                          COMMUNICATIONS WITH TRUSTEES

     As a regular business practice, Janus attempts to keep Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is Janus' policy not to communicate specific trading information and/or advice on specific issues to Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Trustees should be reported to the Chief Compliance Officer or the Director of Compliance.

                              GENERAL PROHIBITIONS

     The following  activities are prohibited  for  applicable  Covered  Persons
(remember, if you work at Janus full-time, part-time, temporarily or on a contract basis, or you are a Trustee, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

     1. Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase securities owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

     2. Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

     3.   Covered Persons may not disclose current  portfolio  transactions made
          or  contemplated   for  Clients  as  well  as  any  other   non-public
          information to anyone outside of Janus.

     4. Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of Securities Held or to be Acquired by a Client, including without limitation:

          1)   Employing any device, scheme or artifice to defraud any Client;

          2) Making any untrue statement of material fact to any Client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, misleading;

          3) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

          4)   Engaging in any manipulative practice with respect to any Client;
               or

          5) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

     5. Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as Director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

                              TRADING RESTRICTIONS

     The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities and Company Securities, whether by purchase, sale, tender offers, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security
Beneficially Owned by a Covered Person. Independent Trustees, Advisory Board Members and Interested Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Client investments. Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee, as outlined in the Penalty Guidelines. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.1

EXCESSIVE TRADING ACTIVITY

     Covered Persons are discouraged from engaging in a pattern of securities transactions which is excessively frequent so as to potentially:

     o    Impact their ability to carry out their assigned responsibilities, or

     o    Increase  the  possibility  of  actual  or  apparent   conflicts  with
          portfolio transactions.

     At the discretion of the Ethics Committee, written notification of excessive trading may be sent to the Covered Person's supervisor.

EXCLUDED TRANSACTIONS

     Some or all of the trading restrictions listed below do not apply to the following transactions; however, these transactions must still be reported to Compliance (see Reporting Requirements):

     o    Tender offer transactions are exempt from all trading restrictions.

     o The acquisition of securities through stock purchase plans is exempt from all trading restrictions except preclearance, the trading ban on portfolio managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code.)

     o The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, is exempt from all trading restrictions.

     o Non-discretionary transactions in Company Securities (e.g., the acquisition of securities through Janus Employee Stock Purchase Plan ("ESPP") or the receipt of options in Company Securities as part of a compensation or benefit plan) are exempt from all trading restrictions. Discretionary transactions in Company Securities issued by Janus (e.g., exercising options or selling ESPP Stock) are exempt from all trading restrictions except preclearance. See Transactions in Company Securities section of this Code.

     o An Approved Non-Influence and Non-Control Account. See Non-Influence and Non-Control Account section of this Code. PLEASE NOTE THAT THESE ACCOUNTS ARE STILL SUBJECT TO THE REPORTING REQUIREMENTS. TRADES IN COMPANY SECURITIES IN THESE ACCOUNTS FOR RESTRICTED EMPLOYEES ARE ALSO STILL SUBJECT TO PRECLEARANCE.

     o The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading restrictions of the Code.)

     o Transactions in securities that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all trading restrictions.

     o Transactions in options and securities based on the following indexes are exempt from all trading restrictions, except the Five Day Rule and the Sixty Day Rule: S&P 500 Index, S&P MidCap 400 Index, S&P 100 Index, Russell 1000 Growth Index, Russell 2000 Growth Index, Russell 1000 Value Index, Russell 2000 Value Index, Russell 2000, Russell MidCap Growth Index, Russell MidCap Value Index, NASDAQ 100, Dow Jones, FTSE 100 Index or Nikkei 225 Index.

     o Purchases or sales or any series of such transactions within a seven-day period in a Covered Security not exceeding $5,000 (excluding commissions or fees) are exempt from the Blackout Period and Preclearance restrictions and the Five Day Rule. However, all other trading restrictions apply.

          This exemption is not available to Portfolio Managers and Assistant Portfolio Managers.

DISCLOSURE OF CONFLICTS

     If an Investment Person is planning to invest or make a recommendation to invest in securities for a Client, and such person has a material interest in the security, such person must first disclose such interest to his or her manager. The manager shall conduct an independent review of the recommendation to purchase the security for Clients. The manager may review the recommendation only if he or she has no material interest in the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.

     Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material, public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should (i) confirm that a research note regarding such information is on file prior to trading in the security, or (ii) if not, should disclose the information to his or her manager, or the appropriate portfolio manager.

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

     Restricted Personnel and their Related Parties may, subject to preclearance and other limitations under this insider trading policy and unless informed to the contrary, only trade in Company Securities during the Window Period. The Window Period will generally open twenty-four (24) hours after JNS publicly announces its quarterly earnings and will close on the last business day of quarter end. Unless Restricted Personnel has been notified by Compliance to the contrary, no securities trades may take place outside the Window Period.

     Non-discretionary transactions in Company Securities (e.g., the acquisition of securities through Janus' ESPP or receiving options in Company Securities as part of a compensation or benefit plan) do not require preclearance.

     Covered Persons may not engage in transactions in Company Securities that are speculative in nature. These transactions include, but are not limited to:
(i) the writing of a call option and the purchase of a put option if the amount of securities underling the option exceed the amount of securities you otherwise own; (ii) "sales against the box" (i.e., selling of borrowed securities when you own sufficient shares to cover the sale); and (iii) transacting in the securities of any entity with which Janus is discussing business matters.

     INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRECLEARANCE PROCEDURES FOR COMPANY SECURITIES

     To preclear a trade, a Company Securities Preclearance Form must be submitted to Compliance through Janus' web-based Personal Trading Application ("P*Trade"). The Director of Compliance or such other Representative shall discuss the transaction with Janus' General Counsel or Chief Financial Officer. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is good for four business days from and including the day of first notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

REPORTING REQUIREMENTS

     Any Covered Person who is the beneficial owner of more than 10 percent of any class of equity security registered under Section 12 of the Exchange Act, and each Officer and Director of JNS are subject to the provisions of Section 16(b) of the Exchange Act, as set forth below.

     You must file certain reports with the SEC and the New York Stock Exchange concerning your holdings, and the changes therein, of Janus securities or options to purchase Janus securities. If you fail to timely file a report, Janus must disclose the failure in the proxy statement it annually distributes to shareholders, and you and Janus could suffer penalties.

     So that Janus can assist you with your filing obligations, please immediately report any transaction by the end of day in which it has occurred by notifying the Director of Compliance. NOTWITHSTANDING THE COMPANY'S WILLINGNESS TO ASSIST YOU WITH YOUR FILINGS, PLEASE REMEMBER THAT THE REPORTING OBLIGATION IS ULTIMATELY YOURS.

SECTION 16 FILING REQUIREMENTS

     The SEC filings required under Section 16 of the Exchange Act are described below both generally and specifically with respect to certain Janus benefit plans. You may be subject to the Section 16 reporting requirements for a period of time after you cease to be a Director or 16(b) Officer of JNS.

GENERAL REQUIREMENTS

     o A Form 3 for new Directors or 16(b) Officers within 10 days after you first become a Director or 16(b) Officer of JNS.

     o A Form 4 within 2 business days after any change in your beneficial ownership of Janus securities occur (whether you acquired or disposed of such securities) which results from a transaction that is not exempt from short-swing profit liability or that is exempt but nevertheless requires the filing of a Form 4. You may also use a Form 4 to voluntarily report (prior to the date the Form 5 is due) changes in your beneficial ownership of Janus securities resulting from transactions exempt from short-swing profit liability but which are nevertheless required to be reported on Form 5.

     o A Form 5 within 45 days after the calendar year-end to report any transaction you failed to timely report on a Form 4 and to report your transactions in Janus securities that were exempt from short-swing profit liability but are nevertheless required to be reported on Form 5.

SPECIFIC FILING REQUIREMENTS FOR TRANSACTIONS UNDER JANUS BENEFIT PLANS

     The following list summarizes your probable reporting requirements with respect to transactions under certain Janus benefit plans:

     o The Employee Long Term Incentive Stock Plan ("ELTISP"). You must report the award of options on a Form 5 or voluntarily on an earlier Form 4. You must report the exercise of an option on a Form 4.

     o The Employee Stock Ownership Plan ("ESOP"). You do not have to report allocations of stock to your ESOP account on either a Form 4 or Form 5.

     o The ESPP. You do not have to report acquisitions of Janus stock under the ESPP on either a Form 4 or 5 but you should refer to such acquisitions whenever you are reporting on other transactions because the forms require you to show your total direct and indirect ownership of Janus stock.

SECTION 13 FILING REQUIREMENTS

     Under Section 13 of the Exchange Act you are required to report on Schedule 13(d) your ownership of Janus securities when you become the beneficial owner of more than 5 percent of such securities.

RULE 144 FILING AND OTHER REQUIREMENTS

     If you are an "affiliate" of Janus disposing of registered Janus securities on the open market, you must comply with limitations imposed on the volume of your transactions in Janus securities set forth in Rule 144 under the Securities Act of 1933. In most instances you must also file a Form 144 Notice with the SEC. The Company will advise you whether Janus considers you to be an affiliate for Rule 144 purposes. Your broker can assist you in analyzing the volume limitations and in filing the Form 144. If you are transacting in unregistered securities, other Rule 144 requirements apply.

SHORT-SWING PROFIT LIABILITY

     Section 16(b) of the Exchange Act requires you to pay over to Janus any profit gained from short-swing trading in Janus securities. Generally a short-swing trade will have occurred if you acquired and disposed of Janus securities (or vice-versa) within a six-month period in transactions that are not exempt from short-swing profit liability. Profit is computed by matching the highest sale price with the lowest purchase price within six months, the next highest sale price with the next lowest purchase price within six months, and so on, until all shares have been included in the computation. Section 16(b) generally applies to all Janus securities in which you have an economic interest, whether the securities are directly or indirectly owned (and potentially including Janus securities held by others such as your spouse and dependent children). The grant and the exercise of options, although reportable under Section 16(b), are exempt from short-swing profit liability. You are subject to potential short-swing profit liability for as long as you are subject to the Section 16(a) reporting requirements, which could continue for a period of time after you cease to be a Director or Officer.

                        TRADING BAN ON PORTFOLIO MANAGERS

     Portfolio Managers are generally prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

     o    Purchases or sales of Company Securities;

     o    The sale of any security that is not held by any Client;

     o The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile, or paying medical or education expenses; and

     o The purchase or sale of any security that is not a permissible investment for any Client.

                                   BAN ON IPOs

     Covered Persons (except Trustees) may not purchase securities in an IPO (excluding secondary, fixed-income and convertible securities offerings). Such securities may be purchased or received, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the Covered Person except in connection with a shareholder vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

                             PRECLEARANCE PROCEDURES

     Access Persons (except Trustees) must obtain preclearance prior to engaging in any personal transaction in Covered Securities in which such person has a Beneficial Interest. A Preclearance Form must be submitted to Compliance through P*Trade. Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

PRECLEARANCE PROCESS FOR JNS ACCESS PERSONS

     General preclearance shall be obtained by all JNS Access Persons from an authorized person from each of the following:

     o A designated Legal or Compliance Representative will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

     o A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH or Bay Isle Clients).

     o The Director of Compliance, or a designated Legal or Compliance representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the employee has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

     Trades by Investment Personnel may not be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following management approvals. However, such approvals shall not be required for sales of securities not held by any Clients:

     o    TRADES IN EQUITY  SECURITIES  require prior written  approval from Jim
          Goff ;

     o TRADES IN CORPORATE AND GOVERNMENT BONDS require prior written approval from Ron Speaker (or Jim Goff in Ron's absence);

     o TRADES IN MUNICIPAL BONDS require prior written approval from Sharon Pichler (or Jim Goff in Sharon's absence).

     In addition to the preclearance requirements for Investment Personnel, Assistant Portfolio Managers must obtain prior written approval from the Portfolio Manager of the Janus Fund or advisory Client for which he or she is the Assistant Portfolio Manager. Assistant Portfolio Managers are also required to note on the Preclearance Form whether or not the security was recommended to Portfolio Managers for purchase or sale on behalf of any Janus Fund or advisory Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

     NO authorized person may preclear a transaction in which such person has a Beneficial Interest.

PRECLEARANCE PROCESS FOR BAY ISLE ACCESS PERSONS

     General preclearance shall be obtained by all Bay Isle Access Persons from an authorized person from each of the following:

     o A designated Legal or Compliance Representative will present the personal investment to the Bill Schaff or Gary Pollock, whereupon they will have an opportunity to object either in writing. Bill Schaff or Gary Pollock shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form.

     o A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Bay Isle Client (excluding JNS or INTECH Clients).

     o The Director of Compliance, or a designated Legal or Compliance representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the employee has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

     No authorized person may preclear a transaction in which such person has a Beneficial Interest.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

     General preclearance shall be obtained by all INTECH Access Persons from an authorized person from each of the following:

     o A designated Legal or Compliance Representative will present the personal investment to Dave Hurley or Bob Garvy, whereupon they will have an opportunity to object in writing. Dave Hurley or Bob Garvy shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form.

     o A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS or Bay Isle Clients).

     o The Director of Compliance, or a designated Legal or Compliance representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the employee has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

     NO authorized person may preclear a transaction in which such person has a Beneficial Interest.

PRECLEARANCE OF STOCK PURCHASE PLANS

     Access Persons (other than Trustees) who wish to participate in a stock purchase plan must preclear such trades via P*Trade prior to submitting notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

     Clearances to trade will be in effect for only four trading/business days from and including the day of first notification of approval. For stock purchase plans, exercise of Company Securities and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four day effective period. It is necessary to pre-preclear transactions not executed within the four day effective period.

SIXTY DAY RULE

     Access Persons (except Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty calendar days.

BLACKOUT PERIOD

     No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the Preclearance process. Preclearance may be given when any pending Client order is completely executed or withdrawn.

     Additionally an Assistant Portfolio Manager may not trade in a Covered Security within seven calendar days after a trade in that security on behalf of any Client (excluding INTECH and Bay Isle Clients for JNS Assistant Portfolio Managers). For example, if a Client transaction occurs on Monday, an Assistant Portfolio Manager may not purchase or sell that security until Tuesday of the following week. If all Clients have eliminated their holdings in a particular security, this restriction is not applicable to an Assistant Portfolio Manager's transaction in that security.

FIVE DAY RULE

     Any Access Person (except Trustees) who buys or sells a Covered Security within five business days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.2 The Ethics Committee has the authority by unanimous action to exempt any person from the five day rule if such person is selling securities to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty
(30) calendar days of the security transaction, and the person must provide written confirmation of the event.

THIRTY DAY RULE

     Any Assistant Portfolio Manager who buys or sells a Covered Security within thirty calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized (excluding INTECH and Bay Isle Clients for JNS Assistant Portfolio Managers). The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.3

SEVEN DAY RULE

     Any Portfolio Manager who buys or sells a Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Client shall disgorge any profits realized on such transaction.

SHORT SALES

     Any Access Person (except Trustees) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the preclearance process.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

     No Access Person (except Trustees and Advisory Board Members) may participate in hedge funds, partnerships, investment clubs, or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.)

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

     All COVERED PERSONS (other than Independent Trustees and Advisory Board Members) must notify Compliance of each brokerage account in which they have a Beneficial Interest and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which they have a Beneficial Interest. A Personal Brokerage Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

     PLEASE NOTE THAT EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS STILL REQUIRED. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

     Covered Persons must request approval from Compliance via P*Trade prior to opening a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. A Personal Brokerage Account Disclosure Form should be completed for this purpose via P*Trade.

     Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days using a Personal Securities Transaction Report as noted below.

--------------------------------------------------------------------------------
 Registered Persons are reminded that they must also inform any brokerage firm with which they open an account at the time the account is opened, that they are registered with JD.
--------------------------------------------------------------------------------

     NON-ACCESS PERSONS who engage in transactions of an aggregate of $25,000 or more in Covered Securities within a calendar year must provide Compliance with an Annual Transaction Report listing all such transactions in all accounts in which such person has a Beneficial Interest. Compliance will request this information annually via P*Trade and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

     ACCESS PERSONS (other than Trustees and Advisory Board Members) must submit to Compliance via P*Trade, within ten (10) calendar days after becoming an Access Person, an Access Person Covered Securities Disclosure Form which lists all Covered Securities beneficially held and any brokerage accounts through which such securities are maintained. In addition, persons designated Investment Personnel must provide a brief description of any positions held (e.g., Director, Officer, other) with for-profit entities other than Janus by submitting an Investment Person Directorship Disclosure Form. The reports must contain information current as of no more than thirty (30) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

     ACCESS PERSONS (other than Independent Trustees and Advisory Board Members) must submit via P*Trade a Personal Securities Transaction Report within ten (10) calendar days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances, and other transactions in Covered Securities.

     INDEPENDENT TRUSTEES AND ADVISORY BOARD MEMBERS need only report a transaction in a Covered Security if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of any Janus Fund for which such person acts as Trustee.

SUCH PERSONS MUST PROMPTLY COMPLY WITH ANY REQUEST OF THE DIRECTOR OF COMPLIANCE TO PROVIDE TRANSACTION REPORTS REGARDLESS OF WHETHER THEIR BROKER HAS BEEN INSTRUCTED TO PROVIDE DUPLICATE CONFIRMATIONS. SUCH REPORTS MAY BE REQUESTED, FOR EXAMPLE, TO CHECK THAT ALL APPLICABLE CONFIRMATIONS ARE BEING RECEIVED OR TO SUPPLEMENT THE REQUESTED CONFIRMATIONS WHERE A BROKER IS DIFFICULT TO WORK WITH OR OTHERWISE FAILS TO PROVIDE DUPLICATE CONFIRMATIONS ON A TIMELY BASIS.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

     The Rules shall not apply to any account, partnership, or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive prior approval from the Ethics Committee. In order to request such approval, a Certification of Non-Influence and Non-Control Form must be submitted to Compliance via P*Trade. NOTE: ALTHOUGH A COVERED PERSON MAY BE GIVEN AN EXEMPTION FROM THE RULES FOR A CERTAIN ACCOUNT, SUCH ACCOUNTS ARE PROHIBITED FROM PURCHASING SECURITIES IN AN INITIAL PUBLIC OFFERING AND COMPANY SECURITIES; AND HE OR SHE IS STILL REQUIRED TO PROVIDE COMPLIANCE WITH DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS.

     Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary capacity is not covered by these Rules as long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

     In addition to the Preclearance Form, Preclearance Form for Company Securities, Personal Brokerage Account Disclosure Form, Access Person Covered Securities Disclosure Form, Investment Person Directorship Disclosure Form, Report of Personal Securities Transactions, Annual Transaction Report, and Certification of Non-Influence and Non-Control Form discussed above, the following forms (available through P*Trade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

     Each Covered Person must provide Compliance with an Acknowledgment of Receipt Form within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety.

ANNUAL CERTIFICATION FORM

     Each Covered Person must provide Compliance annually with an Annual Certification Form certifying that he or she:

     1)   Has received, read and understands the Rules;

     2)   Has complied with the requirements of the Rules; and

     3) Has disclosed or reported all open brokerage and commodities accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

TRUSTEE AND ADVISORY BOARD MEMBER REPRESENTATION FORM

     All Trustees and Advisory Board Members must, upon commencement of services and annually thereafter, provide Compliance with an Independent Trustee/Interested Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

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                                   GIFT POLICY
--------------------------------------------------------------------------------

     Gifts may be given (or accepted) only if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all Inside Directors and Inside Trustees, Officers and employees of Janus.

                                   GIFT GIVING

     Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

                                 GIFT RECEIVING

     Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

     In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers that receive such notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

     Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Janus must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

     The solicitation of a Gift is prohibited (i.e., YOU MAY NOT REQUEST A GIFT, SUCH AS TICKETS TO A SPORTING EVENT, BE GIVEN TO YOU).

                          CUSTOMARY BUSINESS AMENITIES

     Customary business amenities are not considered Gifts so long as such amenities are BUSINESS RELATED (E.G., IF YOU ARE ACCEPTING TICKETS TO A SPORTING EVENT, THE OFFERER MUST GO WITH YOU), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party, or comparable entertainment. Note: An exception to the requirement to attend as the offerer may be granted with your Supervisor's approval. This exception applies only to tickets to a sporting event or the theater and the cost of the tickets must be reasonable.

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                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

     No Inside Trustee, Officer or employee of Janus shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via P*Trade by submitting an Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JD's Written Supervisory Procedures and applicable NASD rules.

--------------------------------------------------------------------------------
                               PENALTY GUIDELINES
--------------------------------------------------------------------------------

                                    OVERVIEW

     Covered Persons who violate any of the requirements, restrictions, or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Five Day Rule and Sixty Day Rule are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

     Upon learning of a potential deviation from, or violation of the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

     Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

     o First violation - Compliance will send a memorandum of reprimand to the person and copy his or her supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future violations of the Rules.

     o Second violation - The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension of personal trading privileges for up to sixty (60) days.

     o Third violation - The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of personal trading privileges or employment.

     In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus and will be reported to Human Resources.

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                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

     The Chief Compliance Officer and Director of Compliance are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

     To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

     1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

     2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

     3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

     4. Identify all Access Persons and notify them of their responsibilities and reporting requirements;

     5.   Write   letters  to  the   securities   firms   requesting   duplicate
          confirmations and account statements where necessary; and

     6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

          1)   Orienting Covered Persons who are new to Janus to the Rules, and

          2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

     To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

     o    Implement  procedures  to  review  holding  and  transaction  reports,
          confirmations,   forms   and   statements   relative   to   applicable
          restrictions, as provided under the Code; and

     o Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

     Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

     Upon learning of a potential deviation from or violation of the Rules, the Director of Compliance shall report such violation to the Chief Compliance
Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

     The Chief Compliance Officer shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information, and shall be confidential:

     o Copies of the Rules, as revised, including a summary of any changes made since the last report;

     o    Identification   of  any  material  issues  arising  under  the  Rules
          including material violations requiring significant remedial action since the last report;

     o Identification of any material conflicts that arose since the last report; and

     o Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

     The Trustees must initially approve these Rules within the time frame required by Rule 17j-1. Any material changes to these Rules must be approved within six months.

                                     RECORDS

     Compliance shall maintain the following records on behalf of each Janus entity:

     o A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;

     o A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;

     o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information;

     o A list of all persons who are, or have been, required to submit reports pursuant to these Rules;

     o A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and

     o    A copy of each report submitted to the Trustees pursuant to this Code.

INSPECTION

     The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

     All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

     To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted in by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

     The purpose of this Section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

     The Committee consists of Thomas A. Early, Vice President and General Counsel; Loren M. Starr, Vice President and Chief Financial Officer; David R. Kowalski, Vice President and Chief Compliance Officer; and Ernie C. Overholt, Director of Compliance. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

     The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

     Such other persons may attend a Committee meeting including INTECH and Bay Isle personnel, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting also may be called upon, but shall not have the right, to appear before the Committee.

     It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

     The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

     o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

     o The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

     o The terms or conditions upon which any such exemption is granted is evidenced in writing; and

     o The exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

     The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

     Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

--------------------------------------------------------------------------------
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

                                    DESIGNEES

     The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

     In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity in which a Covered Person is associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Directors and Trustees and the directors of any other Janus entity which has been directly affected by the violation.

                                  INTERNAL USE

     The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.


--------

1 Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivative thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (i) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (ii) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

2 Personal purchases are matched only against subsequent Client purchases and personal sales are matched only against subsequent Client sales for purposes of this restriction. JNS personnel trades will only be matched against JNS Client trades, Bay Isle personnel trades will only be matched against Bay Isle Client trades, and INTECH personnel trades will only be matched against INTECH Client trades.

3 Personal purchases are matched only against subsequent Client purchases and personal sales are matched only against subsequent Client sales for purposes of this restriction.